Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 12,000,000 shares of common stock under the Amended and Restated 2004 Incentive Plan of CombinatoRx, Incorporated of our report dated January 30, 2006, with respect to the consolidated financial statements of CombinatoRx, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 26, 2006